Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2020 RESULTS; PROVIDES A BUSINESS UPDATE

IRVINE, CA, August 5, 2020 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq:SBRA) today announced results of operations for the second quarter of 2020 and provided a business update.

SECOND QUARTER 2020 RESULTS AND CERTAIN RECENT EVENTS

Following are the highlights of our results for the second quarter of 2020 and certain recent events:

•
For the second quarter of 2020, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.14, $0.43, $0.45, $0.42 and $0.44, respectively. Normalized FFO and Normalized AFFO exclude COVID-19 related expenses incurred in our Senior Housing - Managed portfolio of $3.9 million, or $0.02 per diluted common share. These expenses include the cost of implementation of additional safety protocols and procedures, purchases of personal protective equipment (“PPE”), increased staffing, premium pay and incentive pay for the staff.

•	EBITDARM coverage, occupancy and Skilled Mix for our leased portfolio were stable sequentially.

•
During the second quarter of 2020, we acquired one Senior Housing - Leased community from our proprietary development pipeline for $30.3 million (inclusive of $0.1 million of capitalized acquisition costs), which includes $4.6 million previously funded through the Company’s preferred equity investment in the development. This investment has an estimated initial cash yield of 7.28%. On July 31, 2020, we funded $20.0 million in a new preferred equity investment in a 186-unit senior housing community with an initial cash yield of 10.0%.

•
During the second quarter of 2020, we completed the sale of three Skilled Nursing/Transitional Care facilities, two of which were leased to Genesis Healthcare, Inc. (“Genesis”), for aggregate gross sales proceeds of $17.9 million, inclusive of the assumption by the buyer of the former Genesis facilities of an aggregate $14.2 million of HUD-insured mortgage debt encumbering the facilities. On August 1, 2020, we completed the sale of an additional Skilled Nursing/Transitional Care facility leased to Genesis for gross sales proceeds of $18.4 million, inclusive of the assumption by the buyer of $17.6 million of HUD-insured mortgage debt encumbering the facility. This sale marks the completion of the dispositions identified in our 2017 memorandum of understanding with Genesis. As a result of these dispositions, Genesis’s new annual rental obligation to us is approximately $21.8 million and our annual interest expense will decrease by approximately $1.1 million

•
On August 5, 2020, our Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on August 31, 2020 to common stockholders of record as of the close of business on August 17, 2020. The dividend represents a payout of 68% of our Normalized AFFO per share of $0.44.

BUSINESS UPDATE — IMPACT OF THE COVID-19 PANDEMIC TO OUR BUSINESS AND OUR PORTFOLIO

Business Impact

•	Through July, we have collected all of our forecasted rents and through the first few business days of August, collections are in line with what we normally receive through this point of the month.

•
Our balance sheet remains strong, with liquidity of $955.3 million as of June 30, 2020, no material debt maturities until 2024 and Net Debt to Adjusted EBITDA of 5.00x (5.54x including the unconsolidated joint venture). For additional detail and information regarding Net Debt to Adjusted EBITDA, refer to the Credit Metrics and Ratings section of our corresponding Supplemental Report and the Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations.

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•
Despite recent improvements in our cost of equity and debt capital, our weighted average cost of capital continues to be at a level that makes it challenging for us to make accretive acquisitions while maintaining our current leverage levels.

•
Our focus remains on maintaining a strong balance sheet, with ample liquidity and a well-covered dividend, and we believe this approach will enable us to pursue accretive growth once our cost of capital stabilizes.

Portfolio Impact
As a result of the COVID-19 pandemic, the operations of our facilities, like many other healthcare facilities around the country, have been impacted in several ways, most notably by occupancy declines and increased operating expenses. Despite these challenging circumstances we remain optimistic that the commitment of our operators to the continued provision of quality care and adherence to recommended health and safety guidelines will help mitigate the impact on their businesses and most importantly their staff, patients and residents. We are grateful to the dedicated staff who continue to demonstrate an unwavering dedication to the patients and residents in our facilities.
Occupancy

•	Occupancy for our portfolio has declined from February 2020 through the end of July 2020 as follows:

◦	Skilled Nursing/Transitional Care: 811 basis points

▪	Skilled Mix census in our Skilled Nursing/Transitional Care portfolio increased 176 basis points during this same period

◦	Senior Housing - Leased: 136 basis points

◦	Senior Housing - Managed: 393 basis points

•	Occupancy from February 2020 through the end of July 2020 for our Specialty Hospitals and Other portfolio increased 108 basis points.

•
Occupancy in our leased portfolios has been nearly flat since the end of May, while the rate of decline in July for our Senior Housing - Managed portfolio has slowed to half of April’s monthly decline.

Operating Expenses

•
As expected, our facilities have seen an increase in operating costs due to the implementation of additional safety protocols and procedures, purchases of PPE, increased staffing, premium pay and incentive pay for the staff. During the second quarter of 2020, operating expenses in our Senior Housing - Managed portfolio increased 8.7% from pre-pandemic levels. While we expect these expenses to decline over time, we do expect operating costs to remain above pre-pandemic levels for the foreseeable future.

The combined impact of these factors has lowered earnings recognized in our Senior Housing - Managed portfolio and reduced EBITDARM coverages for our Senior Housing - Leased portfolio. Although our Skilled Nursing/Transitional Care EBITDARM coverages have been similarly affected by these factors, their impact has been largely muted thus far due to the provision of the aforementioned government relief. At this time, we cannot predict the duration or extent of the negative impact; however, we believe that, absent further governmental support, a recovery in occupancy levels is critical to avoid providing rent relief for certain of our operators in the future.
Our portfolio is largely needs-based, and we therefore believe there are meaningful demographic tailwinds that will limit the depth and duration of the long-term impact of this pandemic on our business. Additionally, as elective surgeries are reintroduced, pent-up demand from the delays in elective surgeries should provide a catalyst for both increased occupancy and Skilled Mix for our Skilled Nursing/Transitional Care facilities.

COVID-19 Mitigation
In response to the COVID-19 pandemic, the federal government approved several relief packages that have benefitted our skilled nursing facility operators. To date, few of these relief packages have been available to our senior housing operators. The following summarizes the aggregate amounts reported as being available to our operators, excluding any additional benefits they may receive from the recently announced $5 billion additional funding approved under the CARES Act. Please refer to the Top 10 Relationships and COVID-19 Mitigation Summary section of our Supplemental Report, available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations, for more details:

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•	Public Health and Social Services Emergency Fund: $160 million [1]

•	Suspension of Medicare sequestration: $10 million [1]

•	Increase to Federal Medical Assistance Percentages: $30 million [1]

•	Accelerated and Advance Medicare Payments: $120 million [2,3]

•	Employer payroll tax delay: $40 million [2]

•	Paycheck Protection Program loans: $50 million [4]

•	Total: Approximately $410 million

[1]	Mitigates EBITDARM reductions

[2]	Provides additional near-term liquidity

[3]	Benefit may be limited depending on reserve requirements under any working capital or other loans

[4]	Provides additional near-term liquidity for our operators, and potentially mitigates EBITDARM reductions

In addition to the above, there have been other governmental actions taken that benefit skilled nursing/transitional care operators. These actions include the waiver of the requirement for skilled nursing/transitional care patients to have stayed in a hospital for three days in order for services rendered in a skilled nursing/transitional care facility to qualify for Medicare Part A and the relaxation of certification requirements for employees performing nonclinical services in these facilities. Lastly, the Department of Health and Human Services (“HHS”) extended the COVID-19 Public Health Emergency for another 90 days, effective July 25, which allows HHS to continue providing temporary regulatory waivers and new rules to equip skilled nursing facilities and some assisted living operators with flexibility to respond to the COVID-19 pandemic.
Although we have not seen a disruption from the COVID-19 pandemic in the monthly payment of rents to date, it continues to be difficult to know with certainty the ultimate impact that the ongoing pandemic, as partially mitigated by the various governmental programs, will have on our Senior Housing - Managed portfolio or on the ability of the tenants in our triple-net portfolio to timely pay their monthly rental obligations to us. While the aggregate amount of approximately $410 million in assistance available to our operators remains informative when evaluating potential mitigation at a macro level, the benefits on an individual operator basis vary and may not provide enough relief to meet their rental obligations to us.
Commenting on the impact of COVID-19, Rick Matros, CEO and Chairman, said, “We are hopeful that, along with the crucial government assistance, the slowing occupancy declines and resumption of admissions will bolster our operators. If operational recovery is slower than expected or delayed, we are prepared to provide support to our operators as warranted on a case-by-case basis. We will also continue to look for opportunities to strengthen our portfolio through strategic dispositions and opportunistic acquisitions, although we do not expect any such acquisitions to be material given our current cost of capital. Most importantly in that regard, we are mindful of maintaining our leverage within our targets and avoiding any disruption to our ratings. Our strategy of owning primarily post-acute care skilled nursing facilities instead of long term care facilities has resulted in improved Skilled Mix and consequently, better reimbursement. In addition, we’ve benefited from our strategy of purchasing senior housing facilities in secondary markets, which have not been as severely impacted by the pandemic to date.
“The staff in the facilities continue to show a level of heroism and commitment that warrants more attention and credit. For those who have never been in an operating environment, it’s simply impossible to understand and appreciate the stress levels and the importance the mission of providing care to our elderly is to all those caregivers and other frontline team members. They have our enduring gratitude, respect and admiration.”
LIQUIDITY
As of June 30, 2020, we had approximately $955.3 million of liquidity, consisting of unrestricted cash and cash equivalents of $28.3 million and available borrowings of $927.0 million under our revolving credit facility. As of June 30, 2020, we also had $336.1 million available under the ATM Program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2020 second quarter results will be held on Thursday, August 6, 2020 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 2567435. The webcast URL is https://edge.media-server.com/mmc/p/zpofvcjf. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investors” section.

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ABOUT SABRA
As of June 30, 2020, Sabra’s investment portfolio included 427 real estate properties held for investment (consisting of (i) 290 Skilled Nursing/Transitional Care facilities, (ii) 65 Senior Housing communities (“Senior Housing - Leased”), (iii) 47 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 25 Specialty Hospitals and Other facilities), one investment in a direct financing lease, 19 investments in loans receivable (consisting of (i) one mortgage loan, (ii) one construction loan and (iii) 17 other loans), five preferred equity investments and one investment in an unconsolidated joint venture that owns 159 Senior Housing - Managed communities. As of June 30, 2020, Sabra’s real estate properties held for investment included 42,921 beds/units and its unconsolidated joint venture included 7,086 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our expectations regarding the impact of the COVID-19 pandemic on our tenants, operators and Senior Housing - Managed communities; our expectations regarding the potential mitigating effects of the state and federal assistance programs available to our tenants, operators and Senior Housing - Managed communities; our expectation that operating costs will remain above pre-pandemic levels for the foreseeable future but that these expenses will decline over time; our expectation that there are meaningful demographic tailwinds that will limit the depth and duration of the impact of this pandemic on our business; our expectation that as elective surgeries are reintroduced, the pent-up demand from the delays in elective surgeries should provide a catalyst for both increased occupancy and Skilled Mix for our Skilled Nursing/Transitional Care facilities; and our other expectations regarding our future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions, and plans and objectives for future operations and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: the ongoing COVID-19 pandemic and measures intended to prevent its spread, including the impact on our tenants, operators and Senior Housing - Managed communities; our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 as well as in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.

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TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rental and related revenues	$112,727	$112,800	$219,239	$229,187
Interest and other income	2,606	70,495	5,457	73,820
Resident fees and services	38,584	36,071	78,567	53,132

Total revenues	153,917	219,366	303,263	356,139

Expenses:
Depreciation and amortization	44,202	49,476	88,370	94,425
Interest	25,292	33,608	50,996	69,926
Triple-net portfolio operating expenses	5,331	6,240	10,232	11,529
Senior housing - managed portfolio operating expenses	27,970	24,239	55,231	36,279
General and administrative	8,673	8,059	17,434	16,243
Provision for loan losses and other reserves	129	193	796	1,400
Impairment of real estate	—	2,002	—	105,136

Total expenses	111,597	123,817	223,059	334,938

Other (expense) income:
Loss on extinguishment of debt	(392)	(10,119)	(392)	(10,119)
Other (expense) income	(66)	(1)	2,193	170
Net gain on sales of real estate	330	2,755	113	1,235

Total other (expense) income	(128)	(7,365)	1,914	(8,714)

Income before loss from unconsolidated joint venture and income tax expense	42,192	88,184	82,118	12,487

Loss from unconsolidated joint venture	(12,136)	(3,647)	(15,803)	(5,030)
Income tax expense	(433)	(854)	(1,475)	(1,466)

Net income	29,623	83,683	64,840	5,991

Net income attributable to noncontrolling interest	—	(6)	—	(18)

Net income attributable to common stockholders	$29,623	$83,677	$64,840	$5,973

Net income attributable to common stockholders, per:

Basic common share	$0.14	$0.46	$0.32	$0.03

Diluted common share	$0.14	$0.46	$0.31	$0.03

Weighted-average number of common shares outstanding, basic	205,593,653	181,567,464	205,493,829	179,984,959

Weighted-average number of common shares outstanding, diluted	206,219,162	182,254,100	206,194,282	180,637,059

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $611,405 and $539,213 as of June 30, 2020 and December 31, 2019, respectively	$5,358,515	$5,341,370
Loans receivable and other investments, net	84,401	107,374
Investment in unconsolidated joint venture	295,269	319,460
Cash and cash equivalents	28,250	39,097
Restricted cash	8,555	10,046
Lease intangible assets, net	93,502	101,509
Accounts receivable, prepaid expenses and other assets, net	155,061	150,443
Total assets	$6,023,553	$6,069,299

Liabilities
Secured debt, net	$96,861	$113,070
Revolving credit facility	73,000	—
Term loans, net	1,037,187	1,040,258
Senior unsecured notes, net	1,248,245	1,248,773
Accounts payable and accrued liabilities	143,317	108,792
Lease intangible liabilities, net	63,692	69,946
Total liabilities	2,662,302	2,580,839

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $.01 par value; 500,000,000 shares authorized, 205,560,680 and 205,208,018 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	2,056	2,052
Additional paid-in capital	4,078,737	4,072,079
Cumulative distributions in excess of net income	(663,901)	(573,283)
Accumulated other comprehensive loss	(55,641)	(12,388)
Total equity	3,361,251	3,488,460
Total liabilities and equity	$6,023,553	$6,069,299

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$64,840	$5,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,370	94,425
Non-cash rental and related revenues	(6,567)	(8,007)
Non-cash interest income	(1,135)	(1,125)
Non-cash interest expense	4,458	5,323
Stock-based compensation expense	4,735	5,570
Non-cash lease termination income	—	(9,725)
Loss on extinguishment of debt	392	10,119
Provision for loan losses and other reserves	796	1,400
Net gain on sales of real estate	(113)	(1,235)
Impairment of real estate	—	105,136
Loss from unconsolidated joint venture	15,803	5,030
Distributions of earnings from unconsolidated joint venture	7,083	6,884
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(1,377)	(5,289)
Accounts payable and accrued liabilities	(8,680)	(22,619)
Net cash provided by operating activities	168,605	191,878
Cash flows from investing activities:
Acquisition of real estate	(92,945)	—
Origination and fundings of loans receivable	(1,651)	(8,823)
Additions to real estate	(19,867)	(8,596)
Repayments of loans receivable	1,610	10,102
Repayments of preferred equity investments	3,064	2,463
Net proceeds from the sales of real estate	9,516	322,736
Distributions in excess of earnings from unconsolidated joint venture	1,305	—
Net cash (used in) provided by investing activities	(98,968)	317,882
Cash flows from financing activities:
Net borrowings from (repayments of) revolving credit facility	73,000	(349,000)
Proceeds from issuance of senior unsecured notes	—	300,000
Principal payments on senior unsecured notes	—	(500,000)
Principal payments on secured debt	(1,669)	(1,703)
Payments of deferred financing costs	(722)	(4,413)
Payments related to extinguishment of debt	—	(6,895)
Distributions to noncontrolling interest	—	(73)
Issuance of common stock, net	1,860	211,575
Dividends paid on common stock	(154,068)	(161,735)
Net cash used in financing activities	(81,599)	(512,244)
Net decrease in cash, cash equivalents and restricted cash	(11,962)	(2,484)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(376)	300
Cash, cash equivalents and restricted cash, beginning of period	49,143	59,658
Cash, cash equivalents and restricted cash, end of period	$36,805	$57,474

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Six Months Ended June 30,
	2020	2019
Supplemental disclosure of cash flow information:
Interest paid	$47,667	$74,631
Supplemental disclosure of non-cash investing activities:
Decrease in loans receivable and other investments due to acquisition of real estate	$20,731	$—
Secured debt assumed by buyer in connection with sale of real estate	$14,219	$—

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SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to common stockholders	$29,623	$83,677	$64,840	$5,973
Add:
Depreciation and amortization of real estate assets	44,202	49,476	88,370	94,425
Depreciation and amortization of real estate assets related to noncontrolling interest	—	(39)	—	(79)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,549	5,347	11,134	10,663
Net gain on sales of real estate	(330)	(2,755)	(113)	(1,235)
Net loss on sales of real estate related to unconsolidated joint venture	9,079	1,690	10,808	1,690
Impairment of real estate	—	2,002	—	105,136
FFO attributable to common stockholders	$88,123	$139,398	$175,039	$216,573
COVID-19 related expenses (1)	3,939	—	4,749	—
Lease termination income	—	(66,948)	—	(66,948)
Loss on extinguishment of debt	392	10,119	392	10,119
Provision for doubtful accounts and loan losses, net	129	193	796	1,400
Other normalizing items (2)	731	1,918	4,439	8,958
Normalized FFO attributable to common stockholders	$93,314	$84,680	$185,415	$170,102
FFO attributable to common stockholders	$88,123	$139,398	$175,039	$216,573
Merger and acquisition costs	269	56	428	62
Stock-based compensation expense	2,375	2,795	4,735	5,570
Non-cash rental and related revenues	(6,202)	(6,843)	(6,567)	(8,007)
Non-cash interest income	(574)	(563)	(1,135)	(1,125)
Non-cash interest expense	2,225	2,762	4,458	5,323
Non-cash portion of loss on extinguishment of debt	392	3,224	392	3,224
Provision for loan losses and other reserves	129	193	796	1,400
Non-cash lease termination income	—	(9,725)	—	(9,725)
Other non-cash adjustments related to unconsolidated joint venture	404	1,031	943	2,146
Other non-cash adjustments	133	46	27	98
AFFO attributable to common stockholders	$87,274	$132,374	$179,116	$215,539
COVID-19 related expenses (1)	3,939	—	4,749	—
Cash portion of lease termination income	—	(57,223)	—	(57,223)
Cash portion of loss on extinguishment of debt	—	6,895	—	6,895
Other normalizing items (2)	309	1,885	(1,826)	3,017
Normalized AFFO attributable to common stockholders	$91,522	$83,931	$182,039	$168,228
Amounts per diluted common share attributable to common stockholders:
Net income	$0.14	$0.46	$0.31	$0.03
FFO	$0.43	$0.76	$0.85	$1.20
Normalized FFO	$0.45	$0.46	$0.90	$0.94
AFFO	$0.42	$0.72	$0.87	$1.19
Normalized AFFO	$0.44	$0.46	$0.88	$0.93
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	206,219,162	182,254,100	206,194,282	180,637,059
AFFO and Normalized AFFO	207,003,252	183,007,434	206,933,563	181,457,685

(1)	Amount represents expenses related to the COVID-19 pandemic incurred by our Senior Housing - Managed portfolio.

(2)
For FFO, the three months ended June 30, 2020 includes $0.4 million of write-offs related to straight-line rent receivables, and the six months ended June 30, 2020 and 2019 includes $6.2 million and $5.9 million, respectively, of write-offs related to straight-line rent receivables and lease intangibles. FFO and AFFO for the six months ended June 30, 2020 also include $2.1 million earned during the period related to legacy Care Capital Properties, Inc. (“CCP”) investments. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

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REPORTING DEFINITIONS

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or

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REPORTING DEFINITIONS

operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a

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REPORTING DEFINITIONS

new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

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